Exhibit 99.1

Calumet Announces Expiration and Final Results for its Exchange Offer for any and all of the Outstanding 11.00% Senior Notes due 2025

INDIANAPOLIS, November 22, 2024 /PRNewswire/ — Calumet, Inc. (NASDAQ: CLMT) (the “Company” or “Calumet”) and its wholly owned subsidiaries, Calumet Specialty Products Partners, L.P. (the “Partnership”) and Calumet Finance Corp. (“Finance Corp.” and, together with the Partnership, the “Issuers”), today announced the expiration and final results of the previously announced private exchange offer (the “Exchange Offer”) to certain holders of their 11.00% Senior Notes due 2025 (the “Old Notes”) to exchange any and all of the Old Notes for newly issued 11.00% Senior Notes due 2026 (the “New Notes”).

The Exchange Offer expired at 5:00 p.m., New York City time, on November 21, 2024 (such time and date, the “Expiration Time”). As of the Expiration Time, an aggregate of $354,399,000 principal amount of the Old Notes, representing approximately 97.5% of the outstanding Old Notes, had been validly tendered and not validly withdrawn, according to information provided by the information and exchange agent for the Exchange Offer. As of the Expiration Time, all conditions to the Exchange Offer were satisfied or waived by the Issuers.

The Issuers expect the settlement of the Exchange Offer to occur on or about November 25, 2024. In connection with the settlement of the Exchange Offer, the Issuers expect to accept for exchange an aggregate of $354,399,000 principal amount of Old Notes and to issue an aggregate of $354,399,000 principal amount of New Notes.

The New Notes and the Exchange Offer have not been and will not be registered with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), or any state or foreign securities laws. The New Notes may not be offered or sold in the United States or for the account or benefit of any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The Exchange Offer was not made to holders of Old Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. This press release is for informational purposes only and is not an offer to purchase or a solicitation of an offer to purchase or sell any securities, nor shall there be any sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Calumet

Calumet, Inc. (NASDAQ: CLMT) manufactures, formulates, and markets a diversified slate of specialty branded products and renewable fuels to customers across a broad range of consumer-facing and industrial markets. Calumet is headquartered in Indianapolis, Indiana and operates twelve facilities throughout North America.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements and information in this press release may constitute “forward-looking statements.” The words “will,” “may,” “intend,” “believe,” “expect,” “outlook,” “forecast,” “anticipate,” “estimate,” “continue,” “plan,” “should,” “could,” “would,” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. The statements discussed in this press release that are not purely historical data are forward-looking statements, including, but not limited to, the statements regarding (i) the expected settlement of the Exchange Offer, (ii) our expectation regarding our business outlook and cash flows, and (iii) our ability to meet our financial commitments, debt service obligations, debt instrument covenants, contingencies and anticipated capital expenditures. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While our management considers these assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, our actual results may differ materially from the future performance that we have expressed or forecast in our forward-looking statements. For additional information regarding known material risks, uncertainties and other factors that can affect future results, please see our filings with the SEC, including the risk factors and other cautionary statements in the latest Annual Report on Form 10-K of the Partnership and other filings with the SEC by the Company and the Partnership. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.

SOURCE Calumet, Inc.

For further information: Investors: John Kompa 317-957-5237; Public Relations: Media Oakes 317-957-5319

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